Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42145) pertaining to The A Consulting Team , Inc. 1997 Stock Option and Award Plan of our report dated January 30, 1998, with respect to the financial statements of The A Consulting Team, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1997.

                                                             ERNST & YOUNG LLP

New York, New York
March 31, 1998